As filed with the Securities and Exchange Commission on May 18, 2007

Registration No. 333-138862

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERLEUKIN GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3123681
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

135 Beaver Street

Waltham, Massachusetts 02452

(781) 398-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy J. Richerson

Chief Executive Officer

Interleukin Genetics, Inc.

135 Beaver Street

Waltham, Massachusetts 02452

Telephone: (781) 398-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Daniel H. Follansbee, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Telephone: (617) 542-6000

Fax: (617) 542-2241

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

SUPPLEMENTAL NOTE

THIS REGISTRATION STATEMENT WAS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2006. THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS BEING FILED FOR THE PURPOSE OF DE-REGISTERING SHARES OF COMMON STOCK NOT SOLD IN THE RIGHTS OFFERING.

DEREGISTRATION OF COMMON STOCK

Interleukin Genetics, Inc. (the “Company”) hereby amends its Registration Statement on Form S-3 (No. 333-138862), initially filed with the Securities and Exchange Commission on November 21, 2006 and amended on December 5, 2006 (as amended, the “Form S-3”), by deregistering all of the Company’s common stock, par value $0.001 per share (the “Shares”), registered on the Form S-3 that have not yet been sold by the Company.

The Company initially filed the Form S-3 to register an aggregate of 2,533,234 Shares under a rights offering to the Company’s stockholders. As of the date hereof, the Company has issued an aggregate of 12,012 Shares registered under the Form S-3. An aggregate of 2,521,222 Shares registered on the Form S-3 remain unissued (the “Unissued Shares”). The Company’s obligation to maintain the effectiveness of the Form S-3 has expired. Accordingly, the Company desires to deregister all of the Unissued Shares.

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), and the undertaking contained in this Form S-3 pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Company hereby removes all of the Unissued Shares from registration. As a result of this deregistration, the total number of shares registered and sold pursuant to the Form S-3 is 12,012 shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on May 18, 2007.

INTERLEUKIN GENETICS, INC.

By:	/s/ TIMOTHY J. RICHERSON
Chief Executive Officer (Principal Executive Officer)

 Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chief Executive Officer (Principal Executive Officer)	May 18, 2007
Timothy J. Richerson

*	Chairman of the Board of Directors	May 18, 2007
Thomas R. Curran, Jr.

*	Principal Financial Officer and Principal Accounting Officer	May 18, 2007
John J. McCabe

*	Director	May 18, 2007
Dianne E. Bennett

*	Director	May 18, 2007
George D. Calvert

*	Director	May 18, 2007
Kenneth S. Kornman

*	/s/ TIMOTHY J. RICHERSON
Attorney-in-fact